SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      May 21, 1997

Florida East Coast Industries, Inc.
(Exact name of Registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

        2-89530                                        59-2349968
(Commission File Number)                   (IRS Employer Identification No.)

1650 Prudential Drive, Jacksonville, Florida              32207
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:   904-829-3421

                                 N O N E
       (Former name or former address, if changed since last report)

ITEM 5.              OTHER MATERIALLY IMPORTANT EVENTS
======================================================
See the following Press Release dated May 21, 1997, announcing the retirement of Mr. W. L. Thornton as Chairman and Chief Executive Officer and the election of Mr. C. F. Zellers, Jr. as Chairman, Chief Executive Officer and President. These changes were effective May 21, 1997, following the Annual Meeting of the Shareholders and the Board of Directors.

     "At the Annual Meeting of Shareholders of Florida East Coast Industries, Inc. held this morning in Jacksonville, Florida, Chairman W. L. Thornton announced that he would be retiring as Chairman and Chief Executive Officer. Mr. Thornton also announced that Mr. Carl F. Zellers, Jr. was being nominated as his replacement at the subsequent Board of Directors' meeting.

     "At the Board of Directors' meeting following the Shareholders' Meeting, the Directors unanimously elected Mr. Zellers as Chairman, Chief Executive Officer and President of Florida East Coast Industries, Inc."

                                   SIGNATURE
                                   =========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                           BY:  s/s  T. Neal Smith
                                     Vice President & Secretary

Dated:  5/22/97